POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints T. Kevin Dunnigan, Fred R. Jones, Jerry Kronenberg, and each of them, his or her true and lawful attorney or attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the SEC Form 10-K, of Thomas & Betts Corporation for the year 1996, and any and all amendments and/or exhibits thereto, and to file the same and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                 Title                                Date

/s/T. Kevin Dunnigan      Chairman of the Board,               March 6, 1997
T. Kevin Dunnigan         Chief Executive Officer
                          and Director

/s/Clyde R. Moore         President, Chief Operating           March 6, 1997
Clyde R. Moore            Officer and Director

/s/Fred R. Jones          Vice President-Finance and           March 6, 1997
Fred R. Jones             Treasurer

/s/Jerry Kronenberg       Vice President-General Counsel       March 6, 1997
Jerry Kronenberg

/s/Raymond B. Carey, Jr.  Director                             March 6, 1997
Raymond B. Carey, Jr.

/s/Ernest H. Drew         Director                             March 6, 1997
Ernest H. Drew

/s/Jeananne K. Hauswald   Director                             March 6, 1997
Jeananne K. Hauswald

/s/Thomas W. Jones        Director                             March 6, 1997
Thomas W. Jones

/s/Robert A. Kenkel       Director                             March 6, 1997
Robert A. Kenkel

/s/John N. Lemasters      Director                             March 6, 1997
John N. Lemasters

/s/Kenneth R. Masterson   Director                             March 6, 1997
Kenneth R. Masterson

/s/Thomas C. McDermott    Director                             March 6, 1997
Thomas C. McDermott

/s/J. David Parkinson     Director                             March 6, 1997
J. David Parkinson

/s/Jean-Paul Richard      Director                             March 6, 1997
Jean-Paul Richard

/s/Ian M. Ross            Director                             March 6, 1997
Ian M. Ross

/s/William H. Waltrip     Director                             March 6, 1997
William H. Waltrip